                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     sec.240.14a-11(c) or sec.240.14a-12


                          EPOCH PHARMACEUTICALS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          EPOCH PHARMACEUTICALS, INC.
                        1725 220TH STREET, S.E., NO. 104
                           BOTHELL, WASHINGTON 98201
                                 (206) 485-8566

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 25, 1996

                            ------------------------

To the Stockholders of Epoch Pharmaceuticals, Inc.:

     Please take notice that the Annual Meeting of Stockholders of Epoch Pharmaceuticals, Inc. (the "Company") will be held at the Company's corporate offices located at 1725 220th Street, S.E., No. 104, Bothell, Washington, on Wednesday, September 25, 1996, at 9:00 a.m. local time, for the following purposes:

          1. To elect four (4) directors to the Company's Board of Directors to serve until the 1997 Annual Meeting of Stockholders;

          2. To consider and vote upon a proposal to approve and adopt an amendment to the Company's Restated Certificate of Incorporation to authorize 10,000,000 shares of Preferred Stock, with such designations, preferences, limitations and relative rights as the Board of Directors shall determine (which amendment may be deemed to have anti-takeover effects);

          3. To consider and vote upon a proposal to approve and adopt an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock issuable thereunder from 20,000,000 to 40,000,000 shares (which amendment may be deemed to have anti-takeover effects); and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.


     Only stockholders of record on the books of the Company at the close of business on August 27, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.


     All stockholders are cordially invited to attend the Annual Meeting in person. A majority of the outstanding shares must be represented at the Annual Meeting in order to transact business. Consequently, if you are unable to attend in person, please execute the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies.

     If you return your proxy, you may nevertheless attend the Annual Meeting and, if you wish, vote your shares in person.

                                          By Order of the Board of Directors,

                                          EPOCH PHARMACEUTICALS, INC.

                                          Sanford S. Zweifach
                                          Secretary
Bothell, Washington

August 30, 1996

                          EPOCH PHARMACEUTICALS, INC.

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 25, 1996

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Epoch Pharmaceuticals, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held at the Company's executive offices located at 1725 220th Street, S.E., No. 104, Bothell, Washington 98201, on Wednesday, September 25, 1996 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof. All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the election of the nominees to the Board of Directors listed in the proxy, FOR the proposal to approve an amendment to the Company's Restated Certificate of Incorporation to authorize 10,000,000 shares of Preferred Stock, with such designations, preferences, limitations and relative rights as the Board of Directors shall determine, and FOR the proposal to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 shares. Any stockholder has the power to revoke his proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by presenting at the Annual Meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the Annual Meeting and voting in person by the person who executed the proxy.


     This Proxy Statement is being mailed to the Company's stockholders on or about August 30, 1996. The solicitation will be by mail and the cost will be borne by the Company. Expenses will also include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communication with some stockholders by the Company's regular employees who will not receive additional compensation for the solicitation.


                      OUTSTANDING SHARES AND VOTING RIGHTS


     Only holders of record of the 14,266,713 shares of the Company's Common Stock outstanding at the close of business on August 27, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on August 27, 1996.


     An automated system administered by the Company's transfer agent will tabulate votes cast at the Annual Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. In determining whether the proposal to amend the Company's Restated Certificate of Incorporation to authorize Preferred Stock or the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock has been approved, abstentions and broker non-votes will have the same effect as votes against the proposal.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of August 6, 1996 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each director and nominee as a director, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.


                                                              NUMBER OF SHARES
                                                                BENEFICIALLY         PERCENTAGE OF
NAME AND ADDRESS                                                  OWNED(1)         OUTSTANDING SHARES
- ----------------                                              ----------------     ------------------
Grace Brothers Ltd..........................................      3,786,193               26.5%
  1000 W. Diversey Parkway
  Chicago, Illinois 60614
Entities and Persons affiliated with
  Biotechnology Investment Group, L.L.C.(2).................      2,944,799               19.6%
  c/o Schroeder Venture Advisers, Inc.
  1055 Washington Boulevard
  Stamford, Connecticut 06901
The Edward Blech Trust(3)...................................      1,400,000                9.4%
  c/o Rabbi Mordechai Jofen
  418 Avenue I
  Brooklyn, New York 11230
United Equities Commodities Company(4)......................      1,000,000                6.8%
  c/o Phillippe D. Katz
  160 Broadway
  New York, New York 10038
Fred Craves(5)..............................................        558,325                3.9%
Kenneth L. Melmon(6)........................................         69,532                  *
Rich B. Meyer, Jr., Ph.D.(7)................................        165,791                1.2%
Roy C. Page(8)..............................................         43,955                  *
Gregory Sessler(9)..........................................          7,500                  *
Sanford Zweifach(10)........................................         30,000                  *
All executive officers and directors as a group (6
  persons)(11)..............................................        875,103                5.9%


- ---------------
  *  Less than one percent.

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.


 (2) According to a Schedule 13D filed with the Securities and Exchange Commission in February 1995, Biotechnology Investment Group, L.L.C. ("BIG") shares voting and dispositive power with respect to such shares with (i) Schroeder Venture Advisers, Inc., the managing member of BIG, (ii) Edward Blech Trust, a member of BIG, (iii) Jeffrey J. Collinson, president and sole director of Schroeder Venture Advisers, Inc. and (iv) BIO Holding, L.L.C. ("BIO"), a member of BIG. In addition, Wilmington Trust Company ("WTC"), as the voting trustee under the Company Voting Trust Agreement dated as of January 19, 1995 among WTC, BIG and BIO, and as the holder of a majority interest in BIO, has the right to direct the actions of BIO, including any voting or dispositive power that BIO may have over such shares by virtue of its membership in BIG. Further, Citibank, N.A. has the right to direct the actions of WTC with respect to any rights that WTC may have to direct the actions of BIO pursuant to the Company Voting Trust Agreement. Each of BIG, Schroeder Venture Advisers, Inc., Edward Blech Trust, Jeffrey J. Collinson and BIO disclaim beneficial ownership of such shares except to the extent, if any, of each such reporting person's actual pecuniary interest therein. In addition, according to a Schedule 13D filed with the Securities and Exchange Commission in February 1995 on behalf of David Blech, a former principal stockholder of the Company, Mr. Blech may be deemed to beneficially own such shares by virtue of the fact that Mr. Blech may obtain the right to direct the actions of WTC with respect to any rights that WTC may have to direct the actions of BIO, pursuant to the terms of a Restructuring Agreement, dated as of January 19, 1995 among Citibank, N.A., Mr. Blech, Mr. Blech's mother and Schroeder Venture Advisers, Inc., if Mr. Blech repays his indebtedness to Citibank, N.A. However, Mr. Blech currently has no voting or dispositive power over such shares. Such shares include 735,721 shares subject to warrants exercisable within 60 days.

 (3) Includes 700,000 shares subject to warrants exercisable within 60 days.

 (4) Includes 500,000 shares subject to warrants exercisable within 60 days.

 (5) Includes 204,462 shares subject to warrants and options exercisable within 60 days, including warrants to purchase 83,325 shares which are held by Burrill & Craves, of which Fred Craves is a general partner. Fred Craves disclaims beneficial ownership of such warrants and the shares underlying such warrants except to the extent of his pecuniary interest in Burrill & Craves.

 (6) Includes 60,999 shares subject to warrants and options exercisable within 60 days.

 (7) Includes of 98,140 shares subject to options exercisable within 60 days.

 (8) Includes 31,435 shares subject to warrants and options exercisable within 60 days.


 (9) Consists of 2,500 shares subject to options exercisable within 60 days.


(10) Consists of 30,000 shares subject to warrants exercisable within 60 days.


(11) Includes directors' and executive officers' shares listed above, including 432,536 shares subject to warrants and options exercisable within 60 days.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect the four (4) proposed nominees named below unless contrary instructions are given in the proxy. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the Annual Meeting. Each director is to hold office until the next annual meeting and until his successor is elected and qualified.

     The names and certain information concerning the persons nominated by the Board of Directors to become directors at the meeting are set forth below. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe than any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of Directors.

NOMINEES

     The following table and paragraphs set forth the names of and certain information regarding the nominees for election as directors of the Company:

                    NAME                AGE                      POSITION
        ----------------------------    ---     -------------------------------------------
        Fred Craves, Ph.D.              51      Chairman of the Board of Directors and
                                                Chief Executive Officer
        Sanford S. Zweifach             40      President, Therapeutics and Chief Financial
                                                Officer
        Kenneth L. Melmon, M.D.         62      Director
        Gregory Sessler                 43      Director

     Dr. Craves joined the Company as Chairman of the Board of Directors in July 1993 and became Chief Executive Officer in April 1994. Since January 1994, Dr. Craves has been a principal of the consulting firm, Burrill & Craves. From January 1991 to May 1993, he was President and Chief Executive Officer of Berlex Biosciences, a division of Schering A.G., and Vice President of Berlex Laboratories, Inc., the U.S. subsidiary of Schering A.G. From 1981 to 1982, Dr. Craves was Chief Executive Officer and, from 1982 to June 1990, was Chairman, Chief Executive Officer and President of Codon, a biotechnology company. Following Codon's acquisition by Schering A.G., Dr. Craves was President and Chief Executive Officer of Codon from June 1990 to December 1990. From 1981 to 1983, Dr. Craves was also a co-founder and director of Creative Biomolecules. From 1979 to 1981, he was a sales and marketing representative for Millipore Corporation. Dr. Craves received his Ph.D. in Pharmacology and Experimental Toxicology from the University of California, San Francisco. Dr. Craves is also Chairman of the Board of Directors of NeoRx Corporation and a director of InCyte Pharmaceuticals, Inc.

     Mr. Zweifach joined the Company in January 1995 as President-Therapeutics and Chief Financial Officer. Mr. Zweifach is a principal of The Olmsted Group, L.L.C., a merchant banking firm. Mr. Zweifach served as a director of the Company from July 1994 to September 1994. Mr. Zweifach was a Managing Director of D. Blech & Co. from 1991 to September 1994, and prior to 1991, he was a Vice President of J.S. Frelinghuysen & Co., Inc., a risk capital and merchant banking firm. He is a Certified Public Accountant and holds an M.S. in Human Physiology from the University of California, Davis.

     Dr. Melmon has been a Director of the Company since November 1991. Dr. Melmon is Professor of Medicine at Stanford University School of Medicine, where he joined the faculty in 1978. He was previously on the faculty at the University of California, San Francisco, specializing in clinical pharmacology. He is a member of the Institute of Medicine-National Academy of Sciences, and a past president of the American Federation for Clinical Research and the American Association of Clinical Investigation. He holds an M.D. from the University of California Medical Center. He is also on the Board of Directors of ImmuLogic Pharmaceutical Corporation.

     Mr. Sessler became a Director in July 1994. Mr. Sessler is Chief Financial Officer of Sonus Pharmaceuticals, Inc. From October 1990 until January 1995 he served as Vice President, Chief Financial Officer and Secretary of Epoch. From 1986 to 1990, he was Chief Financial Officer and Secretary of Molecular Devices Corporation and from 1981 to 1986 he was Vice President, Finance for Monoclonal Antibodies, Inc. Before joining Monoclonal Antibodies, Inc., Mr. Sessler was employed by Price Waterhouse & Co. Mr. Sessler received his M.B.A. from Stanford University and is a Certified Public Accountant.

     Dr. Craves and Mr. Zweifach are also employed by other entities and, although they devote a substantial portion of their time to the Company, they also devote a portion of their time to their positions at the other entities. Both Dr. Craves and Mr. Zweifach have been engaged by the Company pursuant to Consulting Agreements.

EXECUTIVE OFFICER


                   NAME               AGE                      POSITION
        --------------------------    ---     ----------------------------------
        Rich B. Meyer, Jr., Ph.D.     52      Vice President, Research and
                                              Development -- Therapeutics, Chief
                                              Scientific Officer

     Dr. Meyer joined Epoch in October 1986 as Director of Nucleic Acid Chemistry. He has been Vice President, Research and Development, Therapeutics of the Company since August 1991 and was appointed Chief Scientific Officer in June 1993. From 1985 to 1986, Dr. Meyer was a group leader at the Nucleic Acid Research Institute, a joint venture of ICN Pharmaceuticals, Inc. and Eastman Kodak Company. From 1980 to 1985 he was Associate Professor of Medicinal Chemistry and in 1985, Acting Associate Dean for Research of the Graduate School at Washington State University. From 1975 to 1980, he was Assistant Professor in the Department of Pharmaceutical Chemistry at the University of California, San Francisco. Dr. Meyer received his Ph.D. in Chemistry from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION

     The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the fiscal years ended December 31, 1995 and December 31, 1994 (the Company did not become a reporting Company pursuant to Section 13(a) of the Securities Exchange Act of 1934 until October 1993), to the Company's Chief Executive Officer as of December 31, 1995, and the Company's three other most highly compensated executive officers as of December 31, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                         COMPENSATION
                                                   ANNUAL COMPENSATION                      AWARDS
                                   ---------------------------------------------------    SECURITIES
            NAME AND                                                    OTHER ANNUAL      UNDERLYING     ALL OTHER
       PRINCIPAL POSITION          YEAR   SALARY($)(1)      BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION
- ---------------------------------  ----   ------------      --------   ---------------   ------------   ------------
Fred Craves......................  1995     $100,000        $    --        $    --               --        $   --
  Chief Executive Officer(2)       1994      100,000(3)          --             --               --            --
Sanford S. Zweifach..............  1995      126,750         21,871             --               --            --
  President and
  Chief Financial Officer
Allan G. Cochrane................  1995      160,006          6,667             --               --            --
  President, Chief Operating       1994      160,006         15,750             --          120,000(5)         --
  Officer and President --
  Diagnostics(4)
Rich B. Meyer, Jr., Ph.D.........  1995      135,000          5,625             --               --            --
  Vice President, Research and     1994      135,000             --             --          119,999(5)      4,765(6)
  Development -- Therapeutics and
  Chief Scientific Officer

- ---------------
(1) Includes amounts deferred during 1994 and 1995 under the Company's 401(k) employee savings and retirement plan. To date, the Company has not made any matching contributions under that plan.

(2) Dr. Craves became Chief Executive Officer in April 1994.

(3) Includes amounts deferred during 1994.

(4) Mr. Cochrane served as President and Chief Operating Officer from June 1993 until January 1995. Mr. Cochrane served as President, Diagnostics until March 1996.

(5) The reported grant reflects the repricing of existing options to purchase the number of shares of Common Stock indicated.

(6) Represents the cancellation of indebtedness owed by Dr. Meyer to the Company.

OPTION MATTERS

     Option Grants. No options were granted to any of the Company's executive officers during the fiscal year ended December 31, 1995.

     Option Exercises. None of the Company's executive officers exercised options during the fiscal year ended December 31, 1995.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Employment Agreements. Effective August 30, 1994, the Company entered into one-year employment agreements with all of the executive officers of the Company, except Dr. Craves and Mr. Zweifach. Upon termination of an executive's services for reasons other than cause during the one-year term, the executive will be entitled to either notice or severance pay at the executive's then current salary, equal to the greater of the balance of the one-year term or six months, subject to reduction in certain circumstances. In the event of death or disability during the one-year term, the executive will be entitled to six months salary (less any amounts received from disability insurance). In addition, upon termination, the executives are subject to a five-year non-disclosure obligation and a six-month non-competition obligation. The contracts have been extended to December 31, 1996.

     Consulting Agreements. In July 1993, the Company entered into a one-year consulting agreement with Dr. Craves under which he received $100,000 per year for his services. This is the amount reflected as salary in the Summary Compensation Table. The Company has extended the term of Dr. Craves' consulting agreement for an additional term. The current extension runs to December 31, 1996.

     In January 1995, the Company entered into a three-month consulting agreement with Mr. Zweifach under which he received a monthly payment of $11,250. This is the amount reflected as salary in the Summary Compensation Table. The Company has extended the term of the contract to December 31, 1996.


     Dr. Melmon also serves as a consultant to the Company and as a member of the Company's Scientific Advisory Board and receives compensation in those capacities.


DIRECTORS' COMPENSATION

     The Company pays all non-employee directors a fee of $1,000 for each Board of Directors meeting attended in person. In July 1993, the Company adopted a Non-Employee Directors Option Plan (the "Directors Plan") pursuant to which the Company granted each non-employee director (except Dr. Craves) a fully-vested 10-year option to purchase 10,000 shares of Common Stock at an exercise price of $4.00 per share. In addition, upon each anniversary of the inception of the Directors Plan each non-employee director will receive fully-vested 10-year options to purchase 5,000 shares of Common Stock at the then current fair market value. Non-employee directors who subsequently join the Board of Directors will receive, upon each anniversary of joining the Board of Directors, fully-vested 10-year options to purchase 5,000 shares of Common Stock at the then current fair market value. In April 1995 Mr. Sessler's options were extended from April 30, 1995 to July 31, 1995. None of these options were exercised before their expiration.

ATTENDANCE AT MEETINGS AND BOARD COMMITTEES

     During the fiscal year ended December 31, 1995, the Board of Directors held a total of four (4) meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board. The Board of Directors has no committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 12, 1994 the Company entered into a bridge financing agreement with certain investors under which the Company received $1,200,000 in operating funds and issued secured notes in the principal amount of $1,200,000 and warrants to purchase 2,400,000 shares of Common Stock at an exercise price $0.50 per share. Of such amount, $1,000,000 was loaned by Grace Brothers Ltd. On May 22, 1995 the Company and the investors agreed to amend the bridge financing agreement by extending the payment due date of the secured notes to March 31, 1996, adding the interest accrued through that date ($56,000) to the principal balance, and adjusting the warrant exercise price to $0.30 per share. On March 29, 1996 the Company and the investors agreed to further amend the bridge financing agreement by extending the payment due date of the secured notes to April 30, 1996. On April 30, 1996, the Company repaid $736,000 in principal and interest on these notes and extended the due date on $660,000 in principle to June 30, 1996 at which time such amount was repaid in full. In June 1996, these lenders, including Grace Brothers Ltd., elected to exercise warrants to purchase 2,200,000 shares of Common Stock at an exercise price of $0.30 per share.

     In December 1994 the Company authorized the issuance of 5-year warrants to purchase 150,000 shares of Common Stock at an exercise price of $0.50 per share to Burrill & Craves, a consulting firm of which Dr. Craves is a principal. Such warrants are to be issued to Burrill & Craves in connection with the renewal of Dr. Craves' Consulting Agreement with the Company. Pursuant to the terms of these warrants, Burrill & Craves shall have registration rights with respect to the shares of Common Stock issuable upon exercise of such warrants.

     On January 16, 1996 the Company issued five year warrants to purchase 250,000 shares of Common Stock to Burrill & Craves, a consulting firm of which Dr. Craves is a principal, and 345,000 shares of Common Stock to the Olmsted Group, L.L.C., a merchant banking firm of which Mr. Zweifach is a principal, at an exercise price of $0.50 per share, in consideration for the services performed by Burrill & Craves and The Olmsted Group, L.L.C., respectively, in connection with the sale of the Corporation's diagnostics division and other corporate matters. The warrants vest as follows: (i) 33 1/2% at issuance; (ii) 33 1/2% upon the earlier of (1) June 30, 1997, or (2) the date on which the Corporation enters into an agreement with a corporate partner; and (iii) 33 1/2% on January 1, 1999. All such warrants shall vest, to the extent not already vested upon a change of control.

                                   PROPOSAL 2

               AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF
                   INCORPORATION TO AUTHORIZE PREFERRED STOCK

     The Board of Directors has directed that there be submitted to the stockholders of the Company at the Annual Meeting a proposed amendment to
Article 4 of the Company's Restated Certificate of Incorporation. The proposed amendment can be used to make more difficult a change in control of the Company.

     Currently, Article 4 authorizes the Company to issue up to 20,000,000 shares of Common Stock, $.01 per share par value (stockholders are being asked to vote on a separate proposal to increase the number of authorized shares of Common Stock -- See "Proposal 3" below). The proposed amendment, which was unanimously approved by the Company's Board of Directors, will authorize the Company to issue up to 10,000,000 shares of Preferred Stock, $.01 per share par value (the "Preferred Stock"), and will expressly authorize the Board of Directors to provide for the issuance of the Preferred Stock in one or more series, to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and relative, participating, optional or other special rights of such series, along with any other qualifications, limitations and restrictions thereon. Holders of Common Stock have no pre-emptive rights to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

     The proposed amendment will give the Company increased financial flexibility as it will allow Preferred Stock to be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties, and issuance under employee benefit plans.

     The Company does not presently have any plans, agreements, understandings or arrangements that will or could result in the issuance of any Preferred Stock.

     For a discussion of certain anti-takeover aspects of the Proposal and existing anti-takeover measures currently affecting stockholders of the Company, see "Certain Anti-takeover Matters" below.

     While the amendment may have anti-takeover ramifications, the Board of Directors believes that financial flexibility offered by the amendment outweighs any disadvantages. To the extent that it may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors, enabling the Board to consider the proposed transaction in a nondisruptive atmosphere and to discharge effectively its obligation to act on the proposed transaction in a manner that best serves the stockholders' interests.

     The affirmative vote of the holders of the majority of the outstanding shares of Common Stock is required to authorize the proposed amendment regarding the issuance of Preferred Stock. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK.

                                   PROPOSAL 3

               AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF
                      INCORPORATION TO INCREASE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has directed that there be submitted to the stockholders of the Company a proposed amendment to Article 4 of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 20,000,000 shares to 40,000,000 shares (stockholders are being asked separately to vote on a proposal to authorize a new class of Preferred Stock -- see "Proposal 2" above). The proposed amendment can be used to make more difficult a change in control of the Company.


     As of the close of business on August 27, 1996, 14,266,713 shares of Common Stock of the Company were issued and outstanding, and 2,424,827 shares of Common Stock were committed for issuance pursuant to outstanding stock options. In addition, as of August 27, 1996, 7,700,023 shares of Common Stock of the Company were committed for issuance upon the exercise of outstanding warrants, including warrants sold in the Company's recent private placement.



     The proposed amendment will enable the Company to meet its requirements for the issuance of Common Stock upon the exercise of outstanding stock options and warrants. In addition, the proposed amendment will give the Company increased financial flexibility as it will allow additional shares of Common Stock to be available for issuance from time to time as determined by the Board for any proper corporate purpose. Such purposes could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties, and issuance under employee benefit plans and upon exercise of a Unit Purchase Option granted to the underwriter of the Company's initial public offering.


     The Company does not presently have any plans, agreements, understandings or arrangements that will or could result in the issuance of any Common Stock, other than the issuance of Common Stock upon the exercise of outstanding warrants and outstanding stock options granted under the Company's stock option plans.

     For a discussion of anti-takeover aspects of the Proposal and existing anti-takeover measures currently affecting stockholders of the Company, see "Certain Anti-takeover Matters" below.

     While the amendment may have anti-takeover ramifications, the Board of Directors believes that financial flexibility offered by the amendment outweighs any disadvantages. To the extent that it may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors, enabling the Board to consider the proposed transaction in a nondisruptive atmosphere and to discharge effectively its obligation to act on the proposed transaction in a manner that best serves the stockholders' interests.

     The affirmative vote of the holders of the majority of the outstanding shares of Common Stock is required to authorize the proposed amendment regarding the increase in number of shares of authorized Common Stock.

     The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe for additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

CERTAIN ANTI-TAKEOVER MATTERS

     In deciding how to vote on Proposal 2 to authorize Preferred Stock and Proposal 3 to increase the number of authorized shares of Common Stock, stockholders should consider the following potential impediments to an acquisition of the Company which may be adopted in the future by the Board of Directors or which currently exist.


     With respect to the Proposal to authorize Preferred Stock, it is not possible to state the effects of the proposed amendment upon the rights of holders of Common Stock until the Board of Directors determines the respective rights, including any dividend rates, conversion prices or voting rights, of the holders of one or more series of Preferred Stock. The effects of such issuance could include, however (i) reduction of the amount otherwise available for payment of dividends on Common Stock, if dividends are payable on the Preferred Stock, (ii) restrictions on dividends on Common Stock, if any dividends on the Preferred Stock are in arrears, (iii) dilution of the voting power of Common Stock, if the Preferred Stock has voting rights, and (iv) restrictions of the rights of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Stock.


     Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. The Delaware General Corporation Law ("DGCL") permits the issuance of classes of shares with voting rights under which a majority vote of the holders of each class, voting separately, is required to approve a merger. Preferred shares could be issued with such rights to make approval of a merger more difficult. Issuance of shares of Preferred Stock or Common Stock could also increase the absolute cost of a merger or other takeover transaction if the price to be paid in such transaction for such additional shares, pursuant to their terms or otherwise, exceeds the consideration received by the Company upon issuance of such shares. The ability of the Board of Directors to issue Preferred Stock, with rights and preferences which it deems advisable, or its ability to issue additional shares of Common Stock, could discourage an attempt by a person to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause. Moreover, the issuance of Common Stock or voting Preferred Stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

     Other potential anti-takeover measures are available to management and the Board of Directors under the DGCL. Although the DGCL may protect stockholders against partial takeovers and abusive takeover tactics, the effects thereof may negatively impact stockholders desiring a change of control in the ways set forth above.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     If Proposal 2 and Proposal 3 are approved, the text of Article 4 of the Company's Restated Certificate of Incorporation will be as follows:

        "ARTICLE 4: The total number of shares of stock which the Corporation shall have the authority to issue is fifty million (50,000,000) shares, consisting of a class of ten million (10,000,000) shares of Preferred Stock par value $.01 per share, and a class of forty million (40,000,000) shares of Common Stock par value $.01 per share, (the Preferred Stock, par value $.01 per share, being herein referred to as 'Preferred Stock'; and the Common Stock, par value $.01 per share, being herein referred to as 'Common Stock'). The Board of Directors is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and relative, participation, optional or other special rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof, if any, with respect to each such series of Preferred Stock."

     If Proposal 2 is approved but Proposal 3 is not approved, the text of
Article 4 of the Company's Certificate of Incorporation will be as follows:

        "ARTICLE 4: The total number of shares of stock which the Corporation shall have the authority to issue is thirty million (30,000,000) shares, consisting of a class of ten million (10,000,000) shares of Preferred Stock par value $.01 per share, and a class of twenty million (20,000,000) shares of Common Stock par value $.01 per share, (the Preferred Stock, par value $.01 per share, being herein referred to as 'Preferred Stock'; and the Common Stock, par value $.01 per share, being herein referred to as 'Common Stock'). The Board of Directors is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and relative, participation, optional or other special rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof, if any, with respect to each such series of Preferred Stock."

     If Proposal 3 is approved but Proposal 2 is not approved, the text of
Article 4 of the Company's Certificate of Incorporation will be as follows:

        "ARTICLE 4: The Corporation is authorized to issue one class of shares of stock to be designated 'Common.' The total number of shares that the Corporation is authorized to issue is forty million (40,000,000) shares. The common shares shall each have a par value of $.01 per Share."

                            INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP were the Company's auditors for fiscal 1995 and have been appointed by the Company's Board of Directors to serve as the Company's auditors for fiscal 1996. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting to respond to appropriate questions from stockholders, and will have an opportunity to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Any stockholders desiring to submit a proposal for action at the 1997 Annual Meeting of Stockholders, which the Company anticipates will be held in September 1997, which is desired to be presented in the Company's Proxy Statement with respect to such meeting, should arrange for such proposal to be delivered to the Company at its principal place of business no later than May 1, 1997. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Commission and other laws and regulations to which interested persons should refer.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1995, were satisfied, except that one Annual Statement of Changes in Beneficial Ownership on Form 5 ("Form 5") was filed late by Fred Middleton, a former director of the Company relating to one transaction, and two Forms 5 were filed late by each of Roy Page and Kenneth Melmon, both directors of the Company, relating to two transactions.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with the recommendations of the Board of Directors on such matters, and discretionary authority to do so is included in the proxy.

                                          By Order of the Board of Directors

                                          Sanford S. Zweifach


August 30, 1996



     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 AND QUARTERLY REPORTS ON FORM 10-QSB FOR THE QUARTERLY PERIODS ENDING MARCH 31, 1996 AND JUNE 30, 1996 ARE BEING DELIVERED TO STOCKHOLDERS OF RECORD AS OF AUGUST 27, 1996 WITH THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND QUARTERLY REPORTS ON FORM 10-QSB WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, EPOCH PHARMACEUTICALS, INC., 1725 220TH STREET, S.E., NO. 104, BOTHELL, WASHINGTON 98201.

PROXY                     EPOCH PHARMACEUTICALS, INC.
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     ANNUAL MEETING OF THE STOCKHOLDERS
                             SEPTEMBER 25, 1996

  The undersigned hereby nominates, constitutes and appoints Fred Craves, Ph.D. and Sanford S. Zweifach, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of EPOCH PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the 1996 Annual Meeting of Stockholders of the Company to be held at the principal offices of the Company, 1725 220th Street, S.E., No. 104, Bothell, Washington 98021, on September 25, 1996, at 9:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3

1. Election of Directors:

   Nominees:   Fred Craves, Ph.D.       Kenneth L. Melmon, M.D.
               Sanford S. Zweifach      Gregory Sessler

               [ ]  FOR all nominees listed       [ ]  WITHHOLD AUTHORITY
                    above (except as marked to         to vote for all nominees
                    the contrary below)                listed above

  (INSTRUCTION:  To withhold authority to vote for any nominee, print that nominee's name in the space provided below)


                 ---------------------------------------------------------

2. Amendment to the Company's Restated Certificate of Incorporation to authorize Preferred Stock.

          [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN

3. Amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock.

          [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN

4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

          IMPORTANT--PLEASE SIGN AND DATE ON BELOW AND RETURN PROMPTLY

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THIS PROXY, "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE SHARES OF PREFERRED STOCK AND "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

                                        Date                         , 1996
                                            -------------------------

                                            --------------------------*
                                             (Signature of stockholder)

                                        Please sign your name exactly as
                                        it appears hereon.  Executors,
                                        administrators, guardians, officers
                                        of corporations and others signing
                                        in a fiduciary capacity should state
                                        their full titles as such.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.